UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66 071 6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Sinosure Credit Facility

On December 1, 2015, Gener8 Maritime, Inc. (the “Company”) entered into a term loan facility, dated as of November 30, 2015 (the “Sinosure Credit Facility”), by and among the Company’s wholly-owned subsidiary, Gener8 Maritime Subsidiary VII Inc., as borrower (“GNRT Sub VII” ); the Company, as the parent guarantor;  the borrower’s four wholly-owned subsidiary owner guarantors party thereto; Citibank, N.A. and Nordea Bank Finland Plc, New York Branch, as global co-ordinators; Citibank, N.A., as bookrunner; Citibank, N.A., London Branch as ECA co-ordinator and ECA agent; Nordea Bank Finland Plc, New York Branch as facility agent and security agent; The Export-Import Bank of China (“CEXIM”); the mandated lead arrangers party thereto; the banks and financial institutions named therein as original lenders; and the banks and financial institutions named therein as hedge counterparties, to fund a portion of the remaining installment payments due under shipbuilding contracts for three VLCC newbuildings owned by the Company being built at Chinese shipyards and to refinance the $60.2 million outstanding under the Company’s term loan facility entered into on October 21, 2015 (the “Citibank facility”), by and among GNRT Sub VII; the Company as parent; the lenders party thereto; and Citibank, N.A., New York Branch as facility agent and collateral agent. The Sinosure Credit Facility provides for term loans up to the aggregate approximate amount of $259.6 million.

At or around the time of delivery of each of the three VLCC newbuildings, a loan in an amount equal to the lowest of (i) 67.5% of the contract price of such VLCC newbuilding, (ii) 67.5% of the maximum contract price of such VLCC newbuilding and (iii) 65% of the fair market value of such VLCC newbuilding tested at or around the time of delivery of such VLCC newbuilding will be available to be drawn under the Sinosure Credit Facility (each such loan a “Delivery Loan”).  Additionally, the Company intends to draw upon the Sinosure Credit Facility in order to refinance the Citibank Facility (the “Refinancing Loan”). Each such Delivery Loan and Refinancing Loan is referred to in this report as a “Vessel Loan.” Each Vessel Loan will be allocated pro rata to each lender based on its commitments.  The Company’s ability to utilize funds obtained from a Delivery Loan is subject to the actual delivery of the vessel.  Each Vessel Loan will mature on the date falling 144 months from the date of borrowing of that Vessel Loan (the “Termination Date”).

The Sinosure Credit Facility bears interest at a rate per annum based on LIBOR plus a margin of 2.00% per annum.  If there is a failure to pay any amount due on a Vessel Loan, interest shall accrue at a rate 2.00% higher than the interest rate that would otherwise have been applied to such amount. The Sinosure Credit Facility is secured on a first lien basis by a pledge of the Company’s interest in GNRT Sub VII, a pledge by GNRT Sub VII of its interests in its four wholly-owned subsidiaries owning or intended to own vessels or newbuildings (the “GNRT Sub VII Vessel Owning Subsidiaries”) and a pledge by such GNRT Sub VII Vessel Owning Subsidiaries of substantially all their assets, and is guaranteed by the Company and the GNRT Sub VII Vessel Owning Subsidiaries.  In addition, the Sinosure Credit Facility is secured by a pledge of certain of the Company’s and GNRT Sub VII Vessel Owning Subsidiaries’ respective bank accounts.

GNRT Sub VII is obligated to repay each Vessel Loan in equal consecutive quarterly installments (excluding a final balloon payment equal to 20% of the applicable Vessel Loan),

each in an amount equal to 1 2/3% of such Vessel Loan, on each of March 21, June 21, September 21 and December 21 until the Termination Date.  On the Termination Date, GNRT Sub VII is obligated to repay the remaining amount that is outstanding under each Vessel Loan.  GNRT Sub VII is also required to prepay Vessel Loans upon the occurrence of certain events, including a default under a shipbuilding contract, a sale or total loss of a vessel and, upon election by CEXIM and one other lender, upon a change of control.  A change of control will occur under the Sinosure Credit Facility if, at any time, none of (i) Peter Georgiopoulos, (ii) Gary Brocklesby or (iii) Nicolas Busch serves as a member of the board of directors of the Company.  For example, since Mr. Brocklesby is not currently a member of the Board,  a change of control would occur should Mr. Georgiopoulos and Mr. Busch both resign or be removed from the board, decline to stand for reelection or fail to be reelected to the board, die or otherwise cease to remain as directors of the Company for any reason.  In the event of a change of control, CEXIM along with one other lender could elect to declare all amounts due under the Vessel Loans to be immediately due and payable and, in the event of non-payment, proceed against the collateral securing such loans.  This election may be made at any time following the occurrence of a change of control.

The Company is also subject to various collateral maintenance, financial and other covenants, restrictions on payments of dividends, events of default and remedies that are substantially the same as those contained in the Refinancing Facility.

The Company expects to fund a significant portion of the installment payments in respect of the remaining two VLCC newbuildings being built at Chinese shipyards through borrowings under one or more credit facilities with export credit insurance support from the Chinese Export & Credit Insurance Corporation the Company intends to enter into. However, the Company cannot assure you it will be able to enter into any such credit facilities, nor that it will be able to borrow any further amounts under the Sinosure Credit Facility.

Note and Guarantee Agreement Amendment

On December 2, 2015, the Company entered into an amendment to the Note and Guarantee Agreement, dated as of December 2, 2015, by and among the parties to the Note and Guarantee Agreement.  This amendment permits the Company to repurchase outstanding equity interests held by employees, former employees, directors and former directors (i) pursuant to certain stock option grant agreements and equity incentive plans and (ii) in an amount equal to the value of any withholding taxes in connection with the vesting of equity interests granted to employees, former employees, directors or former directors.

BlueMountain is the lender under the Note and Guarantee Agreement. One member of the board of directors of the Company is an employee of or associated with BlueMountain. As used in this report, “BlueMountain” refers to BlueMountain Capital Management, LLC and/or one or more of its investment entities.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

10.1

Facility Agreement, dated as of November 30, 2015, among Gener8 Maritime Subsidiary VII Inc. as Borrower; The Companies listed in Part A of Schedule 1 as joint and several Owner Guarantors and joint and several Hedge Guarantors; Gener8 Maritime, Inc. as Parent Guarantor; Citibank, N.A. and Nordea Bank Finland Plc, New York Branch as Global Co-ordinators; Citibank, N.A. as Bookrunner; Citibank, N.A., The Export-Import Bank of China and Bank of China, New York Branch as Mandated Lead Arrangers; The Banks and Financial Institutions listed in Part B of Schedule 1 as Original Lenders; The Banks and Financial Institutions listed in Part C of Schedule 1 as Hedge Counterparties; Citibank, N.A., London Branch as ECA Co-ordinator and ECA Agent; and Nordea Bank Finland Plc, New York Branch as Facility Agent and Security Agent.

10.2	Amendment No. 6 to the Note and Guarantee Agreement, dated as of December 2, 2015, among Gener8 Maritime, Inc., Gener8 Maritime Subsidiary V Inc. and the Purchasers party thereto

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in this report are the following: (i) sourcing, completion and funding of financing on acceptable terms; (ii) changes in the values of the Company’s vessels, newbuildings or other assets; (iii) the fulfillment of the closing conditions under, or the execution of customary additional documentation for, the Company’s agreements to acquire vessels and existing and contemplated financing arrangements; (iv) financial market conditions; (v) the Company’s ability to comply with the covenants and conditions under the Company’s debt obligations; (vi) a material decline or prolonged weakness in the Company’s business, prospects, results of operations or liquidity and (vii) other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the Company’s prospectus dated June 24, 2015, filed with the SEC pursuant to rule 424(b) of the Securities Act on June 25, 2015, and the Company’s quarterly reports on Form 10-Q for the three months ended June 30, 2015 and September 30, 2015 which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting the Company’s investor relations department via the Company’s website www.gener8maritime.com. Gener8 Maritime, Inc. does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer and Executive Vice President

DATE:   December 7, 2015

EXHIBIT INDEX

Exhibit No	Description

10.1

Facility Agreement, dated as of November 30, 2015, among Gener8 Maritime Subsidiary VII Inc. as Borrower; The Companies listed in Part A of Schedule 1 as joint and several Owner Guarantors and joint and several Hedge Guarantors; Gener8 Maritime, Inc. as Parent Guarantor; Citibank, N.A. and Nordea Bank Finland Plc, New York Branch as Global Co-ordinators; Citibank, N.A. as Bookrunner; Citibank, N.A., The Export-Import Bank of China and Bank of China, New York Branch as Mandated Lead Arrangers; The Banks and Financial Institutions listed in Part B of Schedule 1 as Original Lenders; The Banks and Financial Institutions listed in Part C of Schedule 1 as Hedge Counterparties; Citibank, N.A., London Branch as ECA Co-ordinator and ECA Agent; and Nordea Bank Finland Plc, New York Branch as Facility Agent and Security Agent.

10.2	Amendment No. 6 to the Note and Guarantee Agreement, dated as of December 2, 2015, among Gener8 Maritime, Inc., Gener8 Maritime Subsidiary V Inc. and the Purchasers party thereto